Exhibit 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

BY AND

KEVIN MA

AND

SHANGHAI CENTURY ACQUISITION CORPORATION

Dated: April __, 2008

THIS AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT (“Amendment”)
is made and entered into this
____ day of April 2008
by and
Kevin Ma
(the “Employee”)
and
Shanghai Century Acquisition Corporation

BACKGROUND

WHEREAS the Employee and the Company have entered into an Employment Agreement dated as of February 20, 2008 ( the “Original Employment Agreement”); and

WHEREAS, the Employee and the Company desire to amend the Original Employment Agreement on the terms and subject to the conditions set forth in this Amendment (the Original Employment Agreement as amended by this Amendment shall be referred to as the “Agreement”);

NOW, THEREFORE, intending to be legally bound, and in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows (Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Original Employment Agreement):

DEFINITIONS

“Cause” means (i) the Employee commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) The Employee materially breaches any applicable law or regulation that has a potentially material adverse effect on either the performance or Business of the Company or any of its Subsidiaries or on the Employee’s ability to carry out his duties as an officer or director of the Company or any of its Subsidiaries; (iii) the Employee willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iv) the Employee commits a material breach of this Agreement or the Ancillary Agreements, which breach is not cured within twenty (20) days after written notice to the Employee from the Company; (iv) the Employee willfully refuses to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within twenty (20) days after written notice to the Employee from the Company; (v) the Employee engages in malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; or (vi) the conduct of the Employee brings disrepute to the Company or its Business or results in the portrayal of the Company in a negative light.

ARTICLE 1. AMENDMENTS TO ORIGINAL EMPLOYMENT AGREEMENT

1.1
Section 2.2(a) of the Original Employment Agreement is hereby amended by (i) deleting the words “4,000,000 newly issued Ordinary Shares of the Company free and clear of all liens and encumbrances and” in the first and second lines thereof and (ii) deleting the word “US$20” in the tenth line thereof and substituting therefor the word “US$10”.

1.2
Section 2.2(a)(ii) of the Original Employment Agreement is hereby amended by deleting the word “US$20” in the second line thereof and substituting therefor the word “US$10”. Section 2.2(a) (ii) of the Original Employment Agreement is hereby further amended by amending the second sentence thereof in its entirety to read as follows: “By way of example, (x) if the 2008 pro forma combined net after-tax income is US$12,500,000, an additional 1,000,000 warrants will be transferred to the Management Trust; (y) if the 2008 pro forma combined net after-tax income is US$7,500,000, 1,000,000 warrants will be deducted with the result that only 3,000,000 warrants will be transferred to the Management Trust; and (z) if the 2008 pro forma combined net after-tax income is US$17,500,000, only an additional 2,000,000 warrants will be transferred to the Management Trust.”

1.3
Section 2.2(b) of the Original Employment Agreement is hereby amended by (i) deleting the word “4,000,000” in the first line thereof and substituting therefor the word “2,000,000” and (ii) deleting the word “$34,000,000 in the fifth and eighth lines thereof and substituting therefor the word “$25,000,000”.

1.4
Section 2.2(c) of the Original Employment Agreement is hereby amended by (i) deleting the word “4,000,000” in the first line thereof and substituting therefor the word “2,000,000” and (ii) deleting the word “$57,800,000 in the fifth and eighth lines thereof and substituting therefor the word “$43,000,000”.

1.5	A new Section 2.2(e) shall be added to the Agreement to read in its entirety as follows:

“(e) For purposes of this Section 2.2, there shall be excluded from the calculation of net after-tax income any amounts that may have been recorded on the Company’s audited financial statements as either (i) any compensation costs associated with a Share Bonus or (ii) any liabilities associated with the warrants due to the application of EITF No. 00-19.”

ARTICLE 2.  EFFECTIVENESS AND CONTINUED EFFECTIVENESS

2.1 Effectiveness This Amendment shall become effective as of the date first above written.

2.2. Continued Effectiveness of the Original Employment Agreement Except as expressly amended herein, all terms and provisions of the Original Employment Agreement are and shall continue to be in full force and effect and the parties hereto shall be entitled to the full benefits thereof.

ARTICLE 3.  MISCELLANEOUS

3.1. Governing Law This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles of conflicts of laws that would result in the application of the law of any other jurisdiction.

3.2. Counterparts This Amendment may be executed by the parties hereto in any number of separate counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYEE

By:
Kevin Ma

SHANGHAI CENTURY ACQUISITION CORPORATION

By:
Name:	Franklin D. Chu
Title:	Co-Chief Executive Officer

4